                                                                Exhibit 24(b)10b

                         GOODWIN, PROCTER & HOAR  LLP

                              COUNSELLORS AT LAW
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881

                                                       TELEPHONE  (617) 570-1000
                                                       TELECOPIER (617) 523-1231


                                October 3, 1997

The Govett Funds, Inc.
250 Montgomery Street
San Francisco, California 94104

Ladies and Gentlemen:

     As counsel to The Govett Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), we have been asked to render our opinion in connection with the proposed issuance by the Company of shares of the Class A, Class B and Institutional Class of Common Stock, $0.00001 par value per share (the "Shares"), of Govett China Fund, Govett Asian Smaller Companies Fund and Govett Europe Fund, each of which is a series of the Company which has been established and designated pursuant to Article IV of the Company's Articles of Amendment and Restatement, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 19 under the Securities Act of 1933 to the Registration Statement on Form N-1A (Securities Act File No. 33-37783), to be filed by the Company with the Securities and Exchange Commission (as amended, the "Registration Statement").

     We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion.

     We do not hold ourselves out as being experts in, and do not express any opinion herein under or with regard to, the laws of any other jurisdiction other than the laws of The Commonwealth of Massachusetts and the Federal laws of the United States of America, subject to the following sentence. In rendering the opinions below with respect to matters of Maryland law, we have relied, with your permission and without independent investigation or review, on the opinion of Piper & Marbury L.L.P. of even date. A copy of such opinion is attached hereto.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and is validly existing in good standing under the laws of the State of Maryland; and

     2. The Shares have been duly authorized for issuance and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.
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The Govett Funds, Inc.
October 3, 1997
Page 2

     We consent to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.


                                       Very truly yours,

                                       /s/ GOODWIN, PROCTER & HOAR LLP

                                       GOODWIN, PROCTER & HOAR LLP

/hex
Attachment

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        BALTIMORE, MARYLAND 21201-3018
                                 410-539-2530                  WASHINGTON
                               FAX: 410-539-0489                NEW YORK
                                                              PHILADELPHIA
                                                                 EASTON

                                October 3, 1997

The Govett Funds, Inc.
250 Montgomery Street
Suite 1200
San Francisco, CA  94104

          Re:  Registration Statement on Form N-1A
               -----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to The Govett Funds, Inc., a Maryland corporation (the "Fund"), in connection with the filing with the Securities and Exchange Commission of Post-Effective Amendment No. 19 to the Fund's Registration Statement on Form N-1A (File No. 33-37783), as amended (the "Registration Statement"), registering an indefinite number of shares of Class A, Class B and Institutional Class Common Stock, par value $.00001 per share, of the Govett Asian Smaller Companies Fund, the Govett China Fund and the Govett Europe Fund (the "Shares") under the Securities Act of 1933, as amended. In this capacity, we have examined the charter and bylaws of the Fund, the Registration Statement, the corporation action taken by the Fund that provides for the authorization and issuance of the Shares, and such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter. In reaching the opinions set forth below, we have assumed all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

     Based upon and subject to the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

     1. The Fund is a corporation duly incorporated and validly existing in good standing under the laws of the State of Maryland.

     2. The Shares have been duly authorized for issuance and, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     Goodwin, Procter & Hoar LLP are authorized to rely upon the opinions stated herein in rendering their opinions to you in connection with the Registration Statement.

                                       Very truly yours,

                                       /s/ PIPER & MARBURY LLP